HealthStream Announces First Quarter 2019 Results Page 1 April 22, 2019	Exhibit 99.1

Contact:	Scott A. Roberts
Interim Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES FIRST QUARTER 2019 RESULTS

NASHVILLE, Tenn.  (April 22, 2019)—HealthStream, Inc. (NASDAQ: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the first quarter ended March 31, 2019. In this earnings release, all results are from continuing operations only (unless otherwise indicated (i.e., results for the three months ended March 31, 2019 and March 31, 2018 exclude the gain on the sale of our divested Patient Experience business segment which was completed in February 2018 and the results of operations of such segment prior to this divestiture).

•	Revenues of $65.2 million in the first quarter of 2019, up 19% from $54.9 million in the first quarter of 2018
•	Operating income of $5.4 million in the first quarter of 2019, up 44% from $3.7 million in the first quarter of 2018
•	Income from continuing operations of $4.8 million in the first quarter of 2019, up 32% from $3.6 million in the first quarter of 2018
•	Earnings per share (EPS) from continuing operations of $0.15 per share (diluted) in the first quarter of 2019, compared to $0.11 per share (diluted) in the first quarter of 2018
•	Adjusted EBITDA[1] from continuing operations of $12.5 million in the first quarter of 2019, up 22% from $10.2 million in the first quarter of 2018
•	Acquired Providigm, LLC, a Denver-based company focused on quality assurance and performance improvement in healthcare, primarily serving skilled nursing facilities on January 10, 2019
•	Scott McQuigg joined HealthStream as Senior Vice President, hStream Solutions

Financial Results:

First Quarter 2019 Compared to First Quarter 2018

Revenues for the first quarter of 2019 increased by $10.3 million, or 19 percent, to $65.2 million, compared to $54.9 million for the first quarter of 2018.

Revenues from our HealthStream Workforce Solutions segment were approximately $54.3 million for the first quarter of 2019, compared to $44.9 million for the first quarter of 2018. Revenue growth of $9.4 million from our workforce solutions products was primarily a result of an increase in subscription-based product revenues, including higher revenues from our legacy resuscitation products, which were $17.3 million in the first quarter of 2019 compared to $12.3 million in the first quarter of 2018, and growth in our proprietary compliance products. The acquisition of Providigm, LLC in January 2019 also added $1.5 million of revenue to the first quarter of 2019.

Revenues from our HealthStream Provider Solutions segment were approximately $10.9 million for the first quarter of 2019, compared to $9.9 million for the first quarter of 2018. Revenue growth of $1.0 million was primarily due to organic growth among product lines in this segment.

1 Adjusted EBITDA from continuing operations is a non-GAAP financial measure. A reconciliation of adjusted EBITDA from continuing operations to income from continuing operations and disclosure regarding why we believe adjusted EBITDA from continuing operations provides useful information to investors is included later in this release.

HealthStream Announces First Quarter 2019 Results Page 2 April 22, 2019

Operating income was $5.4 million for the first quarter of 2019, up 44 percent from $3.7 million for the first quarter of 2018. Operating income was positively impacted by the increase in revenue, partially offset by higher operating expenses associated with increased royalties, personnel costs, commissions, and amortization, as well as additional operating expenses associated with the acquisition of Providigm, LLC.

Income from continuing operations was $4.8 million in the first quarter of 2019, up 32 percent from $3.6 million in the first quarter of 2018. EPS from continuing operations was $0.15 per share (diluted) in the first quarter of 2019, compared to $0.11 per share (diluted) for the first quarter of 2018.

Net income (from continuing and discontinued operations) was $6.0 million in the first quarter of 2019, compared to $23.8 million in the first quarter of 2018, which decrease was primarily driven by the gain of $20.3 million on the sale of the Patient Experience business in February 2018 recognized in the first quarter of 2018. EPS was $0.18 per share (diluted) for the first quarter of 2019, compared to $0.74 per share (diluted) for the first quarter of 2018.

Adjusted EBITDA from continuing operations increased to $12.5 million for the first quarter of 2019, compared to $10.2 million for the first quarter of 2018.

Adjusted EBITDA (from continuing and discontinued operations) was $14.1 million for the first quarter of 2019, compared to $41.2 million for the first quarter of 2018.

At March 31, 2019, the Company had cash and cash equivalents and marketable securities of $146.9 million. Capital expenditures incurred during the first quarter of 2019 were approximately $13.9 million.

Other Business Updates

At March 31, 2019, we had approximately 1.84 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

On January 10, 2019, the Company acquired the outstanding equity of Providigm, LLC, a Denver-based company focused on quality assurance and performance improvement in healthcare, primarily serving skilled nursing facilities, for approximately $18.0 million in cash, subject to a post-closing working capital adjustment. In addition, up to an additional $500,000 in cash may be paid contingent upon the performance of Providigm during an 18-month period following closing. The acquisition has been accounted for using the acquisition method of business combination under ASC 805, Business Combinations, and has been included in our financial results since the date of acquisition.

Management Team Announcement

On January 31, 2019, we announced that Scott McQuigg joined HealthStream’s executive team as Senior Vice President, hStream Solutions. As a healthcare technology and media veteran, Mr. McQuigg brings broad executive experience to facilitate innovation and growth of HealthStream’s ecosystem through its new platform technology, hStream. In his new position, he will identify, grow, and develop new hStream content, applications, and partnerships. In April 2019, we announced the first cohort of companies integrating with hStream—all under Mr. McQuigg’s leadership.

HealthStream Announces First Quarter 2019 Results Page 3 April 22, 2019

Financial Outlook for 2019

Below we present our updated 2019 financial guidance:

	Full Year 2019 Guidance
Revenue
Workforce Solutions	$207	-	$213	million
Provider Solutions	44	-	45	million
Consolidated	$251	-	$258	million

Operating Income	$11	-	$13	million

Capital Expenditures			$36	million

Annual Effective Income Tax Rate	26	-	28	percent

This guidance includes the impact of the acquisition of Providigm, which is included in our Workforce Solutions segment, but does not include the impact of any other acquisitions or strategic investments that we may complete during 2019.

“HealthStream is off to a strong start in 2019, setting the groundwork for further innovation for our customers and growth for the Company,” said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. “Compared to the first quarter of last year, our quarterly revenues were up 19 percent, operating income was up 44 percent, and income from continuing operations was up 32 percent. Also in the first quarter, we acquired a company, launched and contracted new customers for our new resuscitation product suite, and added to our executive team.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Vice President and Interim Chief Financial Officer, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, April 23, 2019, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #1996878) for U.S. and Canadian callers and 404-537-3406 (conference ID #8991356) for international callers.

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA from continuing operations and adjusted EBITDA, both of which are non-GAAP financial measures used by management in analyzing the Company’s financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, share-based compensation, depreciation and amortization, and changes in fair value of cost method investments (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain non-cash and non-operating items. Management also believes that adjusted EBITDA from continuing operations is a useful measure for evaluating the operating performance of the Company because such measure excludes the results of operations of the PX business that we no longer own and the gain on sale in connection with the sale of such business in February 2018 and thus reflects the Company’s ongoing business operations and assists in comparing the Company’s results of operations between periods. We also believe that adjusted EBITDA and adjusted EBITDA from continuing operations are useful to many investors to assess the Company’s ongoing results

HealthStream Announces First Quarter 2019 Results Page 4 April 22, 2019

from current operations. Adjusted EBITDA and adjusted EBITDA from continuing operations are non-GAAP financial measures and should not be considered as measures of financial performance under GAAP.  Because adjusted EBITDA and adjusted EBITDA from continuing operations are not measurements determined in accordance with GAAP, such non-GAAP financial measures are susceptible to varying calculations. Accordingly, adjusted EBITDA and adjusted EBITDA from continuing operations, as presented, may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Brentwood, Tennessee; Jericho, New York; Boulder; Colorado; Denver, Colorado; San Diego, California; and Chicago, Illinois. For more information, visit http://www.healthstream.com or call 800-933-9293.

HealthStream Announces First Quarter 2019 Results Page 5 April 22, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018
Revenues, net	$65,187	$54,858
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	26,861	22,248
Product development	6,927	6,001
Sales and marketing	9,521	9,064
Other general and administrative expenses	9,970	7,742
Depreciation and amortization	6,539	6,073
Total operating costs and expenses	59,818	51,128

Operating income	5,369	3,730

Other income, net	822	313

Income from continuing operations before income tax provision	6,191	4,043
Income tax provision	1,411	414
Income from continuing operations	4,780	3,629
Discontinued operations
Loss from discontinued operations before income tax provision	—	(64)
Gain on sale of discontinued operations	1,620	30,991
Income tax provision	426	10,710
Income from discontinued operations	1,194	20,217
Net Income	$5,974	$23,846

Net Income per share – basic:
Continuing operations	$0.15	$0.11
Discontinued operations	0.03	0.63
Net Income per share - basic	$0.18	$0.74

Net Income per share - diluted:
Continuing operations	$0.15	$0.11
Discontinued operations	0.03	0.63
Net Income per share - diluted	$0.18	$0.74

Weighted average shares of common stock outstanding:
Basic	32,337	32,097
Diluted	32,377	32,132
Dividends declared per share	$—	$1.00

HealthStream Announces First Quarter 2019 Results Page 6 April 22, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$110,610	$134,321
Marketable securities	36,322	34,497
Accounts and unbilled receivables, net	40,588	41,004
Prepaid and other current assets	36,222	31,612
Total current assets	223,742	241,434

Capitalized software development, net	20,425	18,352
Property and equipment, net	23,708	15,866
Operating lease right of use assets, net	31,710	—
Goodwill and intangible assets, net	160,306	145,522
Deferred tax assets	257	145
Deferred commissions	15,731	16,470
Other assets	7,621	4,159
Total assets	$483,500	$441,948

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$38,380	$40,793
Deferred revenue	72,602	66,061
Total current liabilities	110,982	106,854
Deferred tax liabilities	11,503	11,068
Deferred revenue, non-current	2,868	2,868
Operating lease liability, noncurrent	32,390	—
Other long-term liabilities	616	2,211
Total liabilities	158,359	123,001

Shareholders’ equity:
Common stock	286,785	286,597
Accumulated other comprehensive income (loss)	9	(23)
Retained earnings	38,347	32,373
Total shareholders’ equity	325,141	318,947
Total liabilities and shareholders' equity	$483,500	$441,948

HealthStream Announces First Quarter 2019 Results Page 7 April 22, 2019

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2019	2018
Operating activities:
Net income	$5,974	$23,846
Income from discontinued operations	(1,194)	(20,217)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,539	6,073
Share-based compensation	516	419
Amortization of deferred commissions	2,121	1,827
Deferred income taxes	433	608
Provision for doubtful accounts	2	390
Gain on equity method investments	(54)	(7)
Other	(28)	30
Changes in assets and liabilities:
Accounts and unbilled receivables	1,387	(1,864)
Prepaid and other assets	(3,967)	(4,403)
Accounts payable, accrued and other liabilities	(2,044)	(5,568)
Deferred revenue	6,400	8,417
Net cash provided by continuing operating activities	16,085	9,551
Net cash used in discontinued operating activities	—	(1,002)
Net cash provided by operating activities	16,085	8,549

Investing activities:
Business combinations, net of cash acquired	(18,002)	—
Proceeds from sale of discontinued operations	—	58,203
Changes in marketable securities	(1,764)	6,988
Payments to acquire cost method investments	(3,342)	—
Purchases of property and equipment	(11,338)	(1,858)
Payments associated with capitalized software development	(4,933)	(2,541)
Net cash (used in) provided by continuing investing activities	(39,379)	60,792
Net cash used in discontinued investing activities	—	(115)
Net cash (used in) provided by investing activities	(39,379)	60,677

Financing activities:
Proceeds from exercise of stock options	31	2,368
Taxes paid related to net settlement of equity awards	(359)	(297)
Payment of earn-outs related to prior acquisitions	(37)	(37)
Payment of cash dividends	(52)	—
Net cash (used in) provided by continuing financing activities	(417)	2,034
Net cash used in discontinued financing activities	—	—
Net cash (used in) provided by financing activities	(417)	2,034

Net (decrease) increase in cash and cash equivalents	(23,711)	71,260
Cash and cash equivalents at beginning of period	134,321	84,768
Cash and cash equivalents at end of period	$110,610	$156,028

HealthStream Announces First Quarter 2019 Results Page 8 April 22, 2019

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2019	2018
GAAP income from continuing operations	$4,780	$3,629
Interest income	(790)	(340)
Interest expense	21	34
Income tax provision	1,411	414
Stock based compensation expense	516	419
Depreciation and amortization	6,539	6,073
Change in fair value of cost method investments	—	—
Adjusted EBITDA from continuing operations	$12,477	$10,229

GAAP net income	$5,974	$23,846
Interest income	(790)	(340)
Interest expense	21	34
Income tax provision	1,837	11,124
Stock based compensation expense	516	328
Depreciation and amortization	6,539	6,254
Change in fair value of cost method investments	—	—
Adjusted EBITDA	$14,097	$41,246

(1)This press release contains certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA from continuing operations, which are used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces First Quarter 2019 Results Page 9 April 22, 2019

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for the financial performance for 2019, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of  risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed on February 25, 2019, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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